Exhibit 21.1

Subsidiaries of Registrant:

1. Discovery Laboratories, Inc., formerly known as Acute Therapeutics, Inc.

2. CVie Investments Limited

3. CVie Therapeutics Limited, a wholly-owned subsidiary of CVie Investments Limited